THE FINANCE COMPANY

                            MASTER DEALER AGREEMENT


Revised February, 1998

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                            MASTER DEALER AGREEMENT


         THIS  MASTER  DEALER  AGREEMENT  (the  "Agreement"), dated  as  of
         , by and between
                          , a
(corporation, partnership, sole proprietorship) with its principal office located at
                          , (hereinafter referred to as "Dealer"), and The
Finance Company, a Virginia corporation, with its principal office located at 5425 Robin Hood Road, Suite 101-B, Norfolk, Virginia 23513 (hereinafter referred to as "TFC").

                              W I T N E S S E T H:

         WHEREAS, Dealer is engaged in the business of the retail sale of motor vehicles, accessories and/or services to consumers evidenced by installment sales contracts, sales agreements or similar instruments (hereinafter more clearly defined and referred to as "Contracts"); and

         WHEREAS, Dealer wishes to sell to TFC certain such Contracts arising out of the retail sale of motor vehicles, accessories and/or services by Dealer as are acceptable to TFC; and

         WHEREAS, TFC wishes to purchase certain such Contracts as Dealer may offer to TFC which are acceptable to TFC;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Dealer and TFC hereby agree as follows:

         1.       General.

                           (a)      The definitions of certain capitalized terms
used throughout this Agreement are set forth in Section 32.

                           (b)      Prior to the purchase of any Contract TFC
must, in its sole and absolute discretion, preliminarily pre-approve the prospective Account Debtor's credit and the terms of the Contract after first reviewing the information contained in the credit application submitted by a prospective Account Debtor to Dealer. All such Contracts submitted for purchase must be in a form satisfactory to TFC and will be subject to review for legal sufficiency in the opinion of TFC's legal counsel, but any such review and/or acceptance thereof shall not waive any representation or warranty of Dealer herein. TFC's issuance of a preliminary

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approval shall not be deemed to be acceptance or purchase of a Contract hereunder.

                           (c)      Acceptance of a Contract as a Receivable
shall occur only at such time as TFC receives, and in its sole and arbitrary judgment approves, the related Receivable File. Upon such approval by TFC of the Receivable File, the transfer, sale and assignment of the Contract and of Dealer's security interest in the Financed Vehicle shall be deemed to have occurred.

                           (d)      Upon the request of TFC, Dealer will furnish
TFC with any additional powers of attorney and other documents that TFC deems necessary or appropriate to enable TFC to exercise its rights and duties pursuant to such purchased Receivable.

         2. Representations, Warranties and Covenants of Dealer. Dealer hereby represents, warrants and covenants and upon the submission for approval of each Contract thereby reaffirms each of the following representations, warranties and covenants as of the date of such submission:

                           (a)      Organization and Good Standing.  Dealer is
duly organized and is validly existing as a corporation, or other business entity recognized under state law, and is in good standing under the laws of the state of its organization, with full power and authority to own its properties and to conduct its business. Dealer has had at all relevant times the power, authority and legal right to acquire and own the Receivables, and is duly qualified to do business in each state in which Receivables are originated.

                           (b)      Authorization of Agreement.  The Dealer has
full power and authority (including full corporate power and authority if Dealer is a corporation) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Dealer, enforceable in accordance with its terms and conditions.


                           (c)      Business/Financial Information.  All
information regarding Dealer's business set forth in that document titled "Dealer Application" identified as Exhibit A which is attached hereto and made a part of this Agreement is true, accurate and complete. Dealer covenants and agrees to advise TFC of any material changes to Exhibit A and further to certify within thirty (30) days of each anniversary date of this Agreement that all information contained in Exhibit A is current, true, accurate and complete. Such certification shall be in the form set forth in Exhibit B, attached hereto and made a part hereof, which Exhibit B shall

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be executed by a representative of Dealer with legal authority to bind Dealer with a copy to the Guarantor executing this Agreement.

                           (d)      Compliance with Laws.  Dealer has complied
with all applicable laws (including, but not limited to, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) applicable to it, the Contracts, the Receivables and/or the Financed Vehicles. All Permits are in full force and effect, no violations are or have been recorded with respect to any such Permits and no proceedings are pending or, to Dealer's knowledge, threatened to terminate, revoke or limit any of such Permits. THE CASH PRICE OF THE FINANCED VEHICLE AS SHOWN IN EACH CONTRACT IS THE "CASH PRICE" AS DEFINED BY THE FEDERAL TRUTH-IN-LENDING ACT AND BY APPLICABLE STATE LAW. THE PRICE OF THE FINANCED VEHICLE IS THE PRICE CHARGED BY THE DEALER FOR SUBSTANTIALLY SIMILAR VEHICLES IN CASH TRANSACTIONS, AND WAS NOT INCREASED BECAUSE THE FINANCED VEHICLE WAS SOLD IN A CREDIT TRANSACTION OR BECAUSE THE CONTRACT WAS TO BE PURCHASED BY TFC AT A DISCOUNT. DEALER HAS MADE NO STATEMENTS TO THE ACCOUNT DEBTOR REGARDING ANY CHANGES TO THE CASH PRICE RELATED TO THE FINANCING OF THE FINANCED VEHICLE. The purchase price of vehicle accessories, service contracts, extended warranties, limited physical damage insurance, credit life and disability insurance, motor club memberships, or any other products or services is the fair market retail value of such goods and services, has not been overstated or inflated in any way, and represents the price for such goods and services imposed by the Dealer in cash sales of such goods and services.

                           (e)      Characteristics of Contracts.  Each Contract
submitted to TFC for review and purchase under this Agreement does and shall fulfill all Receivable Specifications in Section 4.

                           (f)      Characteristics of Receivables.  Each
Receivable was originated by Dealer for the sale of a Financed Vehicle in the ordinary course of Dealer's business, was fully and properly executed by the parties thereto, and contains customary and enforceable provisions for an installment sale of a motor vehicle in the state in which the Account Debtor is located. Each Receivable is in compliance with all applicable consumer laws and regulations without limitation. The stated rate of interest on each Receivable is not usurious under applicable law.

                           (g)      Customer Warranties.  Dealer will honor and
cause to be performed any and all warranties pertaining to the Financed Vehicles, and to any

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goods or services described in each Contract, and will make all reasonable efforts to resolve any and all Account Debtor complaints thereunder.

                           (h)      Lawful Assignment.  No Receivable has been
originated in, or is subject to the laws of, any jurisdiction under which the assignment of such obligation as contemplated under this Agreement would be unlawful, void or voidable.

                           (i)      One Original.  There is only one executed
original of each Receivable.

                           (j)      Disclosure of Material Facts.  The
representations and warranties contained in this Agreement or in any other agreement, schedule, exhibit or other document delivered pursuant hereto do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading under the circumstances under which they are or were made.

                           (k)      Survival of Representations and Warranties.
All of the Dealer's representations and warranties contained in this Agreement shall survive the acceptance of each Contract purchased hereunder as a Receivable, and the closing of each transaction.

         3. Credit Report. Dealer understands that TFC is not a consumer reporting agency, as defined in the Fair Credit Reporting Act; accordingly, Dealer covenants to notify each prospective Account Debtor in any proposed transaction that the prospective Account Debtor's credit application is being submitted to the appropriate TFC location processing their credit application for credit approval. If TFC declines to purchase a Contract on the terms offered, or offers credit on different terms and a prospective Account Debtor does not accept, TFC will prepare the appropriate Notice of Adverse action and send the same directly to the prospective Account Debtor at the address shown on the credit application, which Dealer represents and warrants to be true and correct.

         4. Receivable Specifications. Dealer shall not submit a Contract to TFC for purchase unless it meets each of the following specifications:

                           (a)      the Contract has not been rescinded and is a
valid, binding, enforceable, and undisputed obligation of the Account Debtor and the Account Debtor has taken delivery and has possession of the Financed Vehicle;

                           (b)      the Contract complied at the time originated
or made, and is currently in compliance in all respects, with all requirements of applicable

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federal, state and local laws, and regulations thereunder, including, but not limited to, applicable usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other federal or state consumer credit, equal opportunity or other laws or regulations;

                           (c)      all representations and warranties contained
in the assignment section of the Contract are true and correct as of the date of transfer to TFC;

                           (d)      Dealer received the cash down payment or
trade-in described in the Contract and other documents as prescribed by TFC;

                           (e)      the Financed Vehicle was sold to the Account
Debtor in satisfactory operating condition with no material defects known to Dealer which were not disclosed to the Account Debtor and TFC;

                           (f)      all amounts indicated in the Contract to be
paid by Dealer to any third party have been paid, or will be paid within 30 days of the date of the Contract (or sooner if required by law) including, but not limited to, all title fees, license plate fees, sales taxes, insurance premiums and/or extended warranty or service contract premiums, auto club fees or any other ancillary product or service costs or any other fees of any kind; and

                           (g)      at the time the Contract was executed, all
Account Debtors were in fact at least eighteen (18) years of age or such later age as may be required to execute a binding contract under the laws of the state in which the Contract was made and the Account Debtor currently has a valid driver's license.

         5. Acquisition Payment. The amount financed of each Contract will be discounted at a percentage rate to be agreed upon at the time of TFC's purchase of each Contract, by Dealer and TFC, which discount will be subtracted and withheld from the sums paid Dealer by TFC for the Contract. An additional discount in the amount of One Hundred Fifty Dollars ($150.00) will be subtracted and withheld from the sums paid Dealer by TFC for the Contract. Contracts purchased by, and assigned to, TFC shall be with recourse or without recourse to the Dealer, as defined in Section 6.1(d), below, as Dealer and TFC may agree with respect to specific Contracts at the time TFC purchases the same. Agreements between Dealer and TFC as to acceptable interest rates, discounts, processing charges, and recourse with respect to Contracts previously purchased shall not

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thereafter be modified or changed except pursuant to the written consent of both
Dealer and TFC; however, agreements with respect to previously purchased Contracts shall not be binding on either party with respect to Contracts thereafter offered and purchased by TFC unless the parties so agree, at the time of purchase, with respect to the Contracts then being purchased.


         6.       Contract Repurchase

                  6.1 Obligation to Repurchase. Dealer shall become obligated to, and Dealer hereby covenants and agrees to repurchase from TFC any and all Contracts sold to TFC by Dealer under this Agreement upon the occurrence of any one or more of the following events pertaining to such Contract:

                           (a)      Account Debtor asserts any valid claim or
defense against TFC, which Account Debtor could assert against Dealer, with regard to the merchandise and/or services described in the Contract or his, her or their obligations under the Contract, pursuant to any federal or state law, rule or regulation relating to consumer sales, credit, warranties, claims and defenses.

                           (b)      The Account Debtor, or any other party
purported to be obligated on a Contract is not legally obligated to pay the obligation evidenced by the Contract.

                           (c)      Dealer (including its employees, agents and
representatives) breaches any provisions of this Agreement or any provisions in or relating to any Contract, or if any form of assignment by which any Contract was conveyed to TFC is incorrect or invalid.

                           (d)      With respect to any and all Contracts
purchased by TFC "with recourse" to the Dealer, each and every time an Account Debtor fails for any reason to promptly pay and satisfy in full each, any and all of its obligations thereunder in accordance with the Contract terms, Dealer shall repurchase any and all such Contracts from TFC upon TFC's demand.

                  6.2 Terms of Repurchase. Contracts repurchased by Dealer from TFC pursuant to Section 6.1 shall be repurchased in cash for an amount equal to the balance due and owing on the Contract at the time of repurchase as if the Account Debtor had prepaid the obligation in full on that date. Such repurchase shall be made within five (5) days after oral or written notice of said repurchase obligation is given by TFC to Dealer. Failure of Dealer to repurchase any such Contract within said five (5) day period shall constitute an Event of Default, as set forth in Section 14 of this Agreement. If such Event of Default occurs, and if at

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the time the Account Debtor is in default under the applicable Contract in addition to the remedies set forth in Section 16 of this Agreement, TFC shall have as its option, but not as an obligation, the right to repossess the secured collateral, sell such collateral in a commercially reasonable manner in accordance with the Uniform Commercial Code, and apply the proceeds from such sale first against Collection Costs and then against the Dealer's repurchase obligation. The Dealer shall remain liable to TFC for any portion of its repurchase obligations not satisfied by such sale of the collateral. Contracts repurchased by Dealer from TFC pursuant to this Section 6 are to be reassigned and sold back to Dealer without recourse and/or without warranties of any kind or nature by TFC, except as to the amounts it has been paid on the obligation by the Account Debtor. If the Dealer is required to repurchase any Contract sold to TFC under this Section 6, TFC may, at its option, deduct the repurchase amounts from the sums to be paid Dealer on new Contracts then being purchased by TFC for credit to or benefit of Dealer, to satisfy, in whole or in part, Dealer's repurchase obligations. In the event of any repurchase under this Section 6, the Dealer shall protect, defend and indemnify TFC and hold TFC harmless from, against and for any claim, action, cause of action, judgment, award, settlement, cost or expense, including reasonable attorneys' fees, of every kind or nature, arising out of or connected with the transaction upon the occurrence of any one or more of the events described in Section 6.1.

         7. Dealer's Collection of Receivable Payments. If any payments on a Receivable are made to Dealer after such Receivable is accepted by and sold to TFC under this Agreement, Dealer will, no later than by the close of the following business day, forward such payment to TFC.

         8. TFC's Collection of Receivable Payments. The presentation, demand, protest, notice of protest and dishonor and diligence in collecting the Receivables are each and all hereby waived by Dealer.

         9. Returned or Abandoned Financed Vehicles. In the event any Financed Vehicles are returned to Dealer or Dealer is notified of the location of any Financed Vehicles which have been abandoned, Dealer shall notify TFC within three (3) business days of the location of such Financed Vehicle. If such Financed Vehicle is in the possession of Dealer, Dealer shall act as bailee of said Financed Vehicle, securing such Financed Vehicle from damage or theft, until TFC or its agent or contractor takes possession of such Financed Vehicle.

         10. Physical Damage Insurance. Dealer shall require that each Account Debtor shall have obtained adequate insurance covering damage, destruction and theft of the Financed Vehicle.

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         11. Security Interest/Title. Simultaneously with the purchase by TFC from Dealer of a Contract hereunder and the assignment of such Contract from Dealer to TFC, Dealer shall transfer and assign to TFC a first and prior perfected security interest in the Financed Vehicle or provide TFC with evidence that a first and prior perfected security interest has been applied for. Such security interest shall secure the obligations of the Account Debtor under the Contract. Dealer will provide a negotiable title with TFC's perfected security interest in the Financed Vehicle within sixty (60) days after the purchase of the Contract. Failure of Dealer to fully comply with the requirements of this
Section 11 shall be considered a breach of such Contract and a breach of this Agreement obligating Dealer to repurchase said Contract pursuant to Section 6.1(c) of this Agreement, such repurchase to be in accordance with the terms set forth in Section 6.2 of this Agreement. Such a failure to comply with the terms of this Section 11 shall also be an Event of Default under Section 14(c) and (d) of this Agreement.

         12. Indemnities. Dealer shall defend, indemnify, and hold harmless TFC from and against any and all amounts incurred in connection with all actions, proceedings, suits, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, and rulings, including all damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs, attorneys' fees and related costs TFC may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by:

                           (a)      any breach of any of the representations,
warranties, covenants, or agreements made by Dealer in this Agreement (or in the event any third party alleges facts that, if true, would mean Dealer has so breached); and/or

                           (b)      any taxes that may at any time be asserted
against TFC with respect to the transactions contemplated herein (other than taxes measured by the net income of TFC or taxes or fees imposed upon TFC's registration, qualification or licensing), including any sales, use, gross receipts, tangible or intangible personal property, or ad valorem taxes and costs and expenses in defending against same;

                           (c)      an Event of Default, and/or

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                           (d)      activities, operation or conduct of Dealer.

         13. Termination. The parties may terminate this Agreement in accordance with the following terms and conditions provided, however, the terms and conditions of this Agreement shall survive such termination with respect to all Receivables purchased by TFC prior to the effective date of such termination:

                           (a)      TFC may terminate this Agreement with
respect to acceptance of all future Receivables upon thirty (30) days' written notice to Dealer.

                           (b)      So long as there is no Event of Default or
an event which, with the lapse of time, giving of notice or both would become an Event of Default, Dealer may terminate this Agreement with respect to all future Receivables upon thirty (30) days' prior written notice to TFC.

                           (c)      TFC may, at its option, terminate this
Agreement immediately upon the occurrence of one or more of the Events of Default identified in Section 14.

                  14. Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by TFC:

                           (a)      assignment by Dealer of its rights or the
delegation of its duties under this Agreement, or any change in the ownership or control of Dealer without the prior written consent of TFC; provided, however, that TFC shall not unreasonably withhold consent to any assignment by Dealer of its rights to receive Acquisition Payments under this Agreement; or

                           (b)      failure on the part of Dealer to submit to
TFC on a timely basis in accordance with Section 6 any payment in satisfaction of Dealer's repurchase obligation to TFC; or

                           (c)      failure on the part of Dealer duly to
observe or to perform any covenant or agreement set forth in this Agreement; or

                           (d)      the breach by Dealer of any representation,
warranty, covenant or agreement set forth in this Agreement (or in the event any third party alleges facts that, if true, would mean Dealer has so breached) or in any Contracts sold to TFC from time to time, including, without limitation, representations regarding cash down payments or trade-in values; or

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                           (e)      the misrepresentation by Dealer in any
respect of any facts or circumstances relating to a Contract submitted to TFC or to any Account Debtor or Financed Vehicle covered by such Contract; or

                           (f)      the entry of a decree or order by a court or
agency or supervisory authority for the appointment of a conservator, receiver or liquidator for the Dealer in any bankruptcy, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

         15. Right to Cure. Upon notification by TFC to Dealer of the occurrence of an Event of Default as set forth under Section 14, Dealer shall have five (5) calendar days to cure the default before TFC exercises one or more of its rights and remedies set forth in Section 16 of this Agreement.

         16. Remedies. Dealer shall promptly notify TFC of the occurrence of any Event of Default hereunder. Upon the occurrence of any Event of Default not cured as provided in Section 15, then, in conjunction with, or in addition to, any other rights and remedies of TFC, TFC shall have the following rights and remedies:

                           (a)      The right at TFC's discretion and without
notice to terminate this Agreement as provided in Section 13(c).

                           (b)      The right to receive Collection Costs in
addition to any and all damages incurred by TFC as a consequence of and arising out of such Event of Default.

                           (c)      The right to obtain such injunctive relief,
specific performance, or such other relief legally appropriate and available.

         17. Rights Cumulative. All rights and remedies conferred upon or reserved to TFC are cumulative, and none is intended to be exclusive of another or of any right or remedy which it may have at law or in equity. No delay or omission by TFC in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. No waiver shall be effective unless it is in writing, specifies the waiver, and is signed by the waiving party. Every right and remedy shall be exercisable from time to time and as often as deemed appropriate.

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         18. Examination of Records/Right to Audit. Upon any Event of Default,
as determined by TFC, TFC and its agents and/or representatives may during normal business hours (typically 9:00 a.m. to 6:00 p.m.) physically inspect any documents, files or other records including computer system records, relating to the Contracts and discuss the same with Dealer's officers and employees. Dealer shall supply copies of any such documents, files, or other records upon request. TFC shall have the right to routinely phone audit any customer to verify accuracy of account information and to inquire about the performance of Dealer. Any charges incurred by outside auditors or lenders in performance of any audit will be borne 50% to the Dealer and 50% to TFC.

         19. Notices. All demands, notices and communications under this Agreement shall be sufficient if in writing and delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid, by regular mail, by overnight delivery service providing evidence of delivery, or by telecopier and shall be deemed to have been duly given upon first attempted delivery if sent by certified mail or overnight delivery service and upon receipt if delivered personally or sent by regular mail or telecopier, at the following address or at such other address as shall be designated in writing by a party:

         a.       If to Purchaser:

                                    The Finance Company
                                    5425 Robin Hood Road, Suite 101-B
                                    Norfolk, VA  23513
                                    Attn:  General Counsel

         b.       If to Seller:




                                    Attn:



         20. Assignment. This Agreement shall be assignable by TFC. This Agreement shall not be assignable by Dealer without the prior written consent of TFC and its permitted successors and assigns.

         21. Delegation of Duties: Liability. TFC may execute any of its duties under this Agreement by or through agents, nominees or attorneys-in-fact and

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shall be entitled to advice of counsel concerning all matters pertaining to such duties. TFC shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it with reasonable care. Neither TFC nor any of its officers, directors, employees, nominees, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or any such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct).

         22. Setoff. TFC may, at any time and from time to time, at its option, set off and apply against any amounts payable to Dealer any amounts which Dealer owes or may owe to TFC under this Agreement or otherwise.

         23. Subordination. Notwithstanding any other provisions of this Agreement, the Dealer's right to receive payments pursuant to this Agreement shall be fully subordinated to the rights of any senior secured lender of TFC which has a security interest in any Receivable purchased by TFC hereunder (the "Secured Lender"), except that TFC shall make and the Dealer may receive any payments which become due unless the Secured Lender shall have accelerated repayment in full satisfaction of all amounts owed it by TFC (a "Debt Acceleration"). If a Debt Acceleration occurs, Dealer shall not be entitled to receive any further payments hereunder until all amounts owed by TFC to the Secured Lender have been paid in full.

         24. Relationship of Parties. Notwithstanding any provision to the contrary elsewhere in this Agreement, TFC is acting independently of Dealer, and shall have no duties or responsibilities to Dealer, except those expressly set forth herein, or any fiduciary relationship with Dealer, and no implied covenants, functions, responsibilities, duties, obligations, liabilities, joint venture or partnership arrangement shall be read into this Agreement or otherwise exist between TFC and Dealer.

         25. Prohibited Activities. Dealer shall not engage in any activities the purpose of which is to collect payments from Account Debtors on Receivables without the prior written consent of TFC. Such activities shall include, but not be limited to, repossession of Financed Vehicles, calling, writing, meeting with visiting or instituting legal action against Account Debtors. Such activities conducted by Dealer, its employee, agent or contractor, without TFC's prior written consent shall constitute an Event of Default within the meaning of
Section 14(c) of this Agreement and Dealer shall be obligated to indemnify TFC against any liabilities arising therefrom pursuant to Section 12(a) of this Agreement.

         26. Interest. Any delinquent payments or unpaid amounts due and owing to TFC by Dealer under this Agreement shall accrue interest at the lesser of ten percent (10%) per annum or the maximum legal interest rate allowable for such debt under the laws of the applicable jurisdiction.

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         27. Complete Agreement. This Agreement contains the complete agreement of the parties hereto, and supersedes any and all prior agreements between the parties (whether oral or written), including all prior dealer agreements entered into between TFC and Dealer. This Agreement may be amended from time to time by written notice from TFC. Any such amendment shall be effective only as to Contracts submitted for purchase after the date of such notice. Should any provision of this Agreement be in conflict with any provision of any Receivable, the provision set forth in this Agreement shall govern as between the parties to this Agreement, and the conflicting provision in the Receivable shall be deemed deleted to the extent of such conflict.

         28. Severability of Provisions. If any one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement or the rights of Dealer or TFC.

         29. Governing Law; Venue. This Agreement shall be deemed made under the laws of the Commonwealth of Virginia and shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Virginia and the laws of the United States of America, except with respect to specific liens, or the perfection thereof, evidenced by loan documents covering personal property that by the laws applicable thereto are required to be construed under the laws of another jurisdiction. Dealer hereby irrevocably submits to the jurisdiction of Norfolk and Virginia Beach state court and the Eastern District of Virginia, Norfolk Division 1 to any federal action and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Agreement by any means allowed under Virginia or federal law.

         30. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         31. Headings. The headings herein are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

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         32.      Definitions.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Account Debtor" on a Receivable means the purchaser or co-purchaser of a Financed Vehicle or any other person who owes or guarantees payments under the Receivable.

                  "Acquisition Payment" means the amount paid to or on behalf of Dealer pursuant to Section 5.

                  "Agreement" means this Dealer Agreement as executed by TFC and Dealer and all amendments and supplements hereto.

                  "Collection Costs" means all out of pocket costs of TFC associated with a Receivable, including, but not limited to, the costs of repossessing, storing, selling and preparing for sale any Financed Vehicle, agency fees, attorney's fees, NSF check fees and late charges, court costs, filing fees and other related costs. Collection Costs also include amounts charged to the Account Debtor or on the Account Debtor's or TFC's behalf to maintain any insurance upon a Financed Vehicle.

                  "Contract" means a retail installment sales contract, conditional sales contract, security agreement or other document under which a potential Account Debtor is financing the acquisition of a motor vehicle from Dealer.

                  "Event of Default" means an event specified in Section 14.

                  "Financed Vehicle" means a motor vehicle together with all accessions thereto, securing an Account Debtor's indebtedness and obligations under a Receivable.

                  "Permits" means any and all permits necessary for the conduct of Dealer's business.

                  "Person" means a legal person, including any individual, limited liability company, corporation, sole proprietorship, estate, partnership, joint venture, association, joint stock company, trust, incorporated organization, or government or any agency or political subdivision thereof.

                  "Receivable" means a Contract that meets the Receivable Specifications and TFC's credit standards and that has been purchased by TFC from Dealer under this Agreement.

                  "Receivable File" means all original writings (including the executed Contract) and business records relating to a Receivable.

                  "Receivable Specifications" has the meaning set forth in
Section 4.

                  "With Recourse" means TFC may require the Dealer to repurchase any and all Contracts upon the happening of any of the occurrences set forth in
Section 6.1 of this Agreement pursuant to the terms set forth in Section 6.2 of this Agreement.

Revised February, 1998
                                       15

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year written below by their duly authorized representatives in the spaces provided below.

DEALER:

By:
         (Signature)


Printed or Typed Name


Title of Authorized Representative



SUBSCRIBED and sworn to before me this           day of              , 19     .
                                       ---------       ------------      -----


My commission expires:
                                                                 Notary Public

GUARANTOR: The full and prompt performance by the Dealer of all of its obligations and the payment of all sums due or to become due by Dealer to TFC under this Agreement is hereby unconditionally and personally Guaranteed by the undersigned, Guarantor hereby consenting in advance to such agreements as Dealer may hereafter make with TFC pursuant to any section of the within Agreement.


Guarantor (Print or Type)                             Guarantor (Print or Type)



Guarantor (Signature)                                 Guarantor (Signature)


SUBSCRIBED and sworn to before me this          day of                , 19     .
                                       --------        ---------------    -----
                                       16

My commission expires:
                                                            Notary Public

ACCEPTED:  THE FINANCE COMPANY



(Signature)

By:


Title:


Date:




SUBSCRIBED and sworn to before me this           day of                , 19   .
                                       ---------        ---------------    ---


My commission expires:
                                                            Notary Public



Revised February, 1998
                                       17